Exhibit 21.1

SUBSIDIARIES OF THE ST. PAUL TRAVELERS COMPANIES, INC.

Name	State or Other Jurisdiction of Incorporation
Travelers Property Casualty Corp.	Connecticut
Constitution Plaza, Inc.	Connecticut
The Travelers Asset Funding Corp.	Connecticut
Travelers Insurance Group Holdings Inc.	Delaware
The Standard Fire Insurance Company	Connecticut
AE Properties, Inc.	California
Bayhill Associates	California
Bayhill Restaurant II Associates	California
Industry Land Development Company	California
Industry Partners	California
Standard Fire UK Investments, L.L.C.	Delaware
The Automobile Insurance Company of Hartford, Connecticut	Connecticut
Auto Hartford Investments LLC	Delaware
European GREIO/AIC Real Estate Investments LLC	Delaware
TIC/Nevada La Entrada, L.L.C.	Delaware
Travelers ALPHA Holdings, Inc. (1)	Connecticut
TIMCO ALPHA I, L.L.C.	Connecticut
Travelers Information Services Inc. (1)	Connecticut
Travelers Personal Security Insurance Company	Connecticut
Travelers Property Casualty Insurance Company	Connecticut
Travelers Personal Insurance Company	Connecticut
The Travelers Indemnity Company	Connecticut
Arch Street North LLC	Delaware
BAP Investor Pine, Inc.	Delaware
Commercial Guaranty Lloyds Insurance Company	Texas
Commercial Insurance Resources, Inc.	Delaware
Gulf Brokerage Services, Inc.	Delaware
Gillingham & Associates Inc.	Colorado
Gulf Marketing Services, Inc.	Delaware
The Outdoorsman Agency, Inc.	South Carolina
Gulf Insurance Company	Connecticut
Atlantic Insurance Company	Texas
Gulf Group Lloyds	Texas
Gulf Risk Services, Inc.	Delaware
Gulf Underwriters Insurance Company	Connecticut
Select Insurance Company	Texas
European GREIO/TINDC Real Estate Investments LLC	Delaware
Gulf Insurance Holdings U.K. Limited	United Kingdom
Travelers Casualty and Surety Company of Europe, Limited	United Kingdom
Gulf Underwriting Holdings Limited	United Kingdom
Gulf Underwriting Limited	United Kingdom
Countersignature Agency, Inc.	Florida
Cripple Creek Venture Partner L.P.	Colorado
First Floridian Auto and Home Insurance Company	Florida
First Trenton Indemnity Company	New Jersey
Red Oak Insurance Company	New Jersey
GREIO Islamic Debt L.L.C.	Delaware
GREIO Islamic Equity L.L.C.	Delaware
Midkiff Development Drilling Program, L.P. (1)	Delaware
Travelers Distribution Alliance, Inc.	Delaware

Travelers Indemnity U.K. Investments L.L.C.	Connecticut
EM Special Opportunities TPC Ltd.	Delaware
The Charter Oak Fire Insurance Company	Connecticut
The Northland Company	Minnesota
Commercial Guaranty Casualty Insurance Company	Indiana
Commercial Guaranty Insurance Company	Delaware
Jupiter Holdings, Inc.	Minnesota
American Equity Insurance Company	Arizona
American Equity Specialty Insurance Company	California
Mendota Insurance Company	Minnesota
Mendakota Insurance Company	Minnesota
Mendota Insurance Agency, Inc.	Texas
Northland Insurance Company	Minnesota
Northfield Insurance Company	Iowa
Northland Casualty Company	Minnesota
Northland Risk Management Service, Inc.	Minnesota
The Phoenix Insurance Company	Connecticut
Constitution State Services L.L.C.	Delaware
Phoenix UK Investments, L.L.C.	Delaware
The Travelers Indemnity Company of America	Connecticut
The Travelers Indemnity Company of Connecticut	Connecticut
Travelers Property Casualty Company of America	Connecticut
The Premier Insurance Company of Massachusetts	Massachusetts
The Travelers Home and Marine Insurance Company	Connecticut
The Travelers Lloyds Insurance Company	Texas
The Travelers Marine Corporation	California
TI Home Mortgage Brokerage, Inc.	Delaware
TINDY RE Investments, Inc.	Connecticut
TravCo Insurance Company	Connecticut
Travelers Bond Investments, Inc.	Connecticut
Travelers Commercial Casualty Company	Connecticut
Travelers Medical Management Services Inc.	Delaware
Travelers Specialty Property Casualty Company	Connecticut
TPC Investments Inc.	Connecticut
TPC UK Investments LLC	Delaware
Travelers (Bermuda) Limited	Bermuda
Travelers Alternative Strategies Inc.	Connecticut
Travelers Casualty and Surety Company	Connecticut
AE Development Group, Inc.	Connecticut
Charter Oak Services Corporation	New York
Farmington Casualty Company	Connecticut
Travelers ALPHA Holdings, Inc. (1)	Connecticut
TIMCO ALPHA I, L.L.C.	Connecticut
Travelers MGA, Inc.	Texas
TCS European Investments Inc.	Connecticut
TCS International Investments Ltd.	Cayman Islands
TCSC RE Investments Inc.	Connecticut
Travelers Casualty and Surety Company of America	Connecticut
Travelers Casualty and Surety Company of Canada	Canada
Travelers Casualty Insurance Company of America	Connecticut
Travelers Casualty Company of Connecticut	Connecticut
Travelers Casualty UK Investments, L.L.C.	Connecticut
Travelers Commercial Insurance Company	Connecticut
Travelers Excess and Surplus Lines Company	Connecticut
Travelers Information Services, Inc. (1)	Connecticut
Travelers Lloyds of Texas Insurance Company	Texas

Travelers PC Fund Investments, Inc.	Connecticut
Urban Diversified Properties, Inc.	Connecticut
Travelers P&C Capital I	Delaware
Travelers P&C Capital II	Delaware
Travelers P&C Capital III	Delaware
TAP Capital I	Delaware
TAP Capital II	Delaware
TAP Capital III	Delaware
St. Paul Fire and Marine Insurance Company	Minnesota
St. Paul Mercury Insurance Company	Minnesota
St. Paul Guardian Insurance Company	Minnesota
St. Paul Fire and Casualty Insurance Company	Wisconsin
Seaboard Surety Company	New York
St. Paul Specialty Underwriting, Inc.	Delaware
St. Paul Surplus Lines Insurance Company	Delaware
Athena Assurance Company	Minnesota
St. Paul Medical Liability Insurance Company	Minnesota
Northbrook Holdings, Inc.	Delaware
Discover Property & Casualty Insurance Company	Illinois
St. Paul Protective Insurance Company	Illinois
St. Paul Venture Capital IV, L.L.C.	Delaware
St. Paul Venture Capital V, L.L.C.	Delaware
St. Paul Venture Capital VI, L.L.C.	Delaware
St. Paul Properties, Inc.	Delaware
350 Market Street, Inc.	Minnesota
United States Fidelity and Guaranty Company	Maryland
Fidelity and Guaranty Insurance Underwriters, Inc.	Wisconsin
Fidelity and Guaranty Insurance Company	Iowa
USF&G Insurance Company of Mississippi	Mississippi
USF&G Specialty Insurance Company	Maryland
F&G Specialty Insurance Services, Inc.	California
GeoVera Insurance Company	Maryland
Pacific Select Property Insurance Company	California
Discover Re Managers, Inc.	Delaware
Discover Reinsurance Company	Indiana
Discovery Managers, Ltd.	Connecticut
Captiva, Ltd.	Bermuda
Unionamerica Holdings plc	United Kingdom
St. Paul Guarantee Insurance Company	Canada
Coronation Insurance Company Ltd.	Canada
Discover Specialty Insurance Company	Illinois
Nuveen Investments, Inc. (2)	Delaware
Nuveen Investments, LLC	Delaware
Nuveen Asset Management	Delaware
Rittenhouse Asset Management, Inc.	Delaware
Symphony Asset Management, LLC	California
Nuveen Asia Investments, Inc.	Delaware
Nuveen Investments Holdings, Inc.	Delaware
Nuveen Investments Advisers, Inc.	Delaware
Nuveen Investments Institutional Services Group, LLC	Delaware
Nuveen Investments Canada Co.	Nova Scotia
NWQ Investment Management Company, LLC	Delaware

St. Paul Re, Inc.	New York
Camperdown Corporation	Delaware
St. Paul London Properties, Inc.	Minnesota
St. Paul Multinational Holdings, Inc.	Delaware
St. Paul Insurance Company (S.A.) Limited	South Africa
SPC Insurance Agency, Inc.	Minnesota
St. Paul Bermuda Holdings, Inc.	Delaware
St. Paul (Bermuda), Ltd.	Bermuda
St. Paul Re (Bermuda), Ltd.	Bermuda
St. Paul Reinsurance Company Limited	United Kingdom
St. Paul Travelers Insurance Company Limited	United Kingdom
New World Insurance Company Ltd.	Guernsey
St. Paul Travelers Syndicate Management Limited	United Kingdom
St. Paul Travelers Management Limited	United Kingdom
USF&G Financial Services Corporation	Maryland
Mountain Ridge Insurance Co.	Vermont
St. Paul Aviation Inc.	Minnesota

(1)	Partially owned by more than one subsidiary of Travelers Property Casualty Corp.

(2)	Nuveen Investments, Inc. is a majority-owned subsidiary jointly owned by the Company, which holds a 66% interest, and St. Paul Fire and Marine Insurance Company, which holds a 13% interest. The remaining 21% is publicly held.